As filed with the Securities and Exchange Commission on February 1, 1999
                                        Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                 _____________


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                  ____________

                          GALILEO INTERNATIONAL, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                  Delaware                         36-4156005
            (State or Other Jurisdiction of Incorporation) (I.R.S. Employer Identification No.)

                       9700 West Higgins Road, Suite 400
                           Rosemont, Illinois 60018
                   (Address of Principal Executive Offices)

               Galileo International Savings and Investment Plan
                           (Full Title of the Plan)
                                   _______________


                             Babetta R. Gray, Esq.
Senior Vice President, Customer Service Delivery, General Counsel and Secretary
                          Galileo International, Inc.
                       9700 West Higgins Road, Suite 400
                           Rosemont, Illinois 60018
                    (Name and Address of Agent For Service)

                                (847) 518-4000
        (Telephone Number, Including Area Code, of Agent For Service)

                               With a copy to:
                            Elizabeth C. Kitslaar
                          Jones, Day, Reavis & Pogue
                                77 West Wacker
                         Chicago, Illinois 60601-1692
                                (312) 269-4114
                                  _____________

                        CALCULATION OF REGISTRATION FEE
---------------------------- ------------ ----------- ------------ ============

                                           Proposed
                                           Maximum     Proposed
 Title Of Securities To Be    Amount To    Offering    Maximum     Amount Of
        Registered               Be        Price       Aggregate   Registration
                             Registered(1) Per         Offering        Fee
                                           Share(2)    Price(2)
---------------------------- ------------ ----------- ------------ ============
---------------------------- ------------ ----------- ------------ ============

Common Stock, par value        500,000     $45.375    $22,687,500  $6,692.81
$.01 per share
---------------------------- ------------ ----------- ------------ ============

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Galileo International Savings and Investment Plan, as amended (the "Plan"), as described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of high and low sale prices of the shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), on the New York Stock Exchange, Inc. on January 29, 1999.


                                   PART I

             Information Required in the Section 10(a) Prospectus

      The documents containing the information specified in Part I of Form
S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

      The following documents filed by Galileo International, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration
Statement:

            (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission March 17, 1998;

            (b) The Company's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1998, filed with the Commission May 14, 1998;

            (c) The Company's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1998, filed with the Commission August 11, 1998, as amended by Amendment No. 1 to the Company's Quarterly Report on Form 10-Q/A, filed August 11, 1998;

            (d) The Company's Quarterly Report on Form 10-Q for the Quarter ended September 30, 1998, filed with the Commission November 13, 1998; and

            (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-13153) July 1, 1997.

      All other documents filed by the Company or the Galileo International Savings and Investment Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated by reference and shall be a part hereof from the date of filing of such documents.


                                      3

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel

      Not applicable.

Item 6.  Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the Company only as authorized in each specific case upon a determination (1) by a majority vote of the disinterested directors (even if less than a quorum), (2) by a committee of such directors designated by majority vote of such directors (even if less than a quorum), (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the shareholders, that indemnification is proper because the indemnitee has met the applicable standard of conduct.

      The Company's Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) in respect of certain unlawful dividend payments or stock redemptions or purchases; or (iv) for any transaction from which the director derived an improper personal benefit.

      The Company's Restated Certificate of Incorporation and Restated By-Laws provide for indemnification of its directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

      Section 9 of the Underwriting Agreement between the Company and the underwriters of the Company's initial public offering, filed as Exhibit 1.1 to the Company's Registration Statement on Form S-1 (File No. 333-27495) (the "Form S-1"), contains provisions for certain indemnification rights to the directors and officers of the Registrant.

     In addition, the Company maintains liability insurance for its directors and officers.

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits

Exhibit Number    Description

4.1 Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form S-1)

4.2               Restated By-Laws (incorporated by reference to Exhibit 3.2 to the Form S-1)

4.3a Galileo International Savings and Investment Plan (the "Plan") (incorporated by reference to Exhibit 10.32 to the Form S-1)

                  Registrant will submit the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

4.3b First Amendment to the Galileo International Savings and Investment Plan effective January 1, 1995

4.3c Second Amendment to the Galileo International Savings and Investment Plan effective December 31, 1997

4.3d Third Amendment to the Galileo International Savings and Investment Plan effective February 1, 1999

23.1              Consent of Independent Auditors

24.1              Power of Attorney


Item 9.  Undertakings

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount would not exceed that which is registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Rosemont, State of Illinois, on January 29, 1999.


                                    GALILEO INTERNATIONAL, INC.


                                    By:   /s/   Paul H. Bristow
                                                Paul H. Bristow
                                                Director, Senior Vice President,
                                                Chief Financial Officer and
                                                Treasurer


Paul H. Bristow, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated Registrant and officers and directors thereof
(constituting a majority of the directors) pursuant to a Power of Attorney filed with the Securities and Exchange Commission.

         January 29, 1999          By:   /s/   Paul H. Bristow
                                               Paul H. Bristow
                                               Director, Senior Vice President,
                                               Chief Financial Officer and
                                               Treasurer


         Pursuant to the requirements of the Securities Act, the Plan has duly caused this registration statement to be signed on behalf of the undersigned, thereunto duly authorized, in the Village of Rosemont, State of Illinois, on January 29, 1999.

                                    GALILEO INTERNATIONAL SAVINGS  AND
                                    INVESTMENT PLAN



                                    By:   /s/ Lyn Bulman
                                              Lyn Bulman
                                              Committee Member


                                EXHIBIT INDEX


-------------------------------------------------------------------------------

                                                               Sequentially
Exhibit Number    Description                                  Numbered Page
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

4.1               Restated    Certificate   of   Incorporation
                  (incorporated  by  reference  to Exhibit 3.1
                  to the Form S-1)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

4.2               Restated By-Laws  (incorporated by reference
                  to Exhibit 3.2 to the Form S-1)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

4.3a              Galileo     International     Savings    and
                  Investment Plan  (incorporated  by reference
                  to Exhibit 10.32 to the Form S-1)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

4.3b              First     Amendment     to    the    Galileo
                  International  Savings and  Investment  Plan
                  effective January 1, 1995
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

4.3c              Second     Amendment    to    the    Galileo
                  International  Savings and  Investment  Plan
                  effective December 31, 1997
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

4.3d              Third     Amendment     to    the    Galileo
                  International  Savings and  Investment  Plan
                  effective February 1, 1999
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

23.1              Consent of Independent Auditors
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

24.1              Power of Attorney
-------------------------------------------------------------------------------

                                                                 Exhibit 4.3b

                           FIRST AMENDMENT TO THE
                            GALILEO INTERNATIONAL
                         SAVINGS AND INVESTMENT PLAN


      WHEREAS, Galileo International Partnership (the "Company") previously established the Galileo International Savings and Investment Plan (the "Plan") effective January 1, 1987, and most recently amended and restated the Plan effective as of July 1, 1994; and

      WHEREAS, pursuant to Section 14.1 of the Plan, the Company may amend the Plan; and

      WHEREAS, the Company now desires to amend the Plan to make certain technical changes to the Plan effective as of January 1, 1995.

      NOW THEREFORE, the Plan is hereby amended as set forth below.

      1. Section 5.1(C) of the Plan is amended by adding the following sentence at the end thereof:

            "Effective January 1, 1995, the term Defined
            Contribution Dollar Limitation shall mean $30,000."

      IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized officers this 19th day of August, 1998.



                                    GALILEO INTERNATIONAL PARTNERSHIP

                                    By: /s/ Lyn Bulman


                                    Its: Senior Vice President - Human
                                         Resources and Communication

WITNESSETH:


By: /s/ Anthony C. Swanagan
          Senior Counsel



                                                                  Exhibit 4.3c

                               SECOND AMENDMENT
                                    TO THE
                        GALILEO INTERNATIONAL SAVINGS
                             AND INVESTMENT PLAN

      WHEREAS, Galileo International Partnership (the "Partnership") previously adopted the Galileo International Savings and Investment Plan (the "Galileo Plan"); and

      WHEREAS, effective July 30, 1997, the Partnership was merged into Galileo International, L.L.C. ("Galileo") and Galileo purchased all of the outstanding partnership interests of Apollo Travel Services Partnership ("ATS"); and

      WHEREAS, Galileo, as the successor corporation to the Partnership, has assumed sponsorship of the Galileo Plan, effective as of July 30, 1997; and

      WHEREAS, ATS previously adopted the Apollo Travel Services Savings and Investment Plan (the "ATS Plan"); and

      WHEREAS, Galileo, as the parent corporation of ATS, desires to merge the ATS Plan into the Galileo Plan, effective as of the close of business on December 31, 1997; and

      WHEREAS, pursuant to Section 14.1 of the Galileo Plan, the Plan sponsor has reserved the right to amend such plan; and

      WHEREAS, Galileo desires to amend the Galileo Plan to reflect the assumption of sponsorship of such plan by Galileo, the merger into such plan of the ATS Plan and to comply with the requirements of the Small Business Job Protection Act, the Taxpayer Relief Act of 1997 and subsequent Internal Revenue Service rulings;

      NOW, THEREFORE, BE IT RESOLVED, that the Galileo Plan is hereby amended effective as of the close of business on December 31, 1997 (or as of such other dates specified below), as follows:

      1. The Introduction to the Galileo Plan is hereby amended by adding the following new paragraphs to the end thereof:

            "Effective as of January 1, 1994, Apollo Travel Services established the Apollo Travel Services Savings and Investment Plan (the "Apollo Plan") for the benefit of its eligible employees.

            Effective July 30, 1997, Galileo International Partnership was merged into Galileo International, L.L.C. and Galileo
            International, L.L.C. purchased all of the outstanding partnership interests of Apollo.

            The Plan is hereby further amended effective as of January 1, 1997 to comply with the requirements of the Small Business Job Protection Act, the Taxpayer Relief Act of 1997 and subsequent legislation and rulings and to reflect the assumption of sponsorship of the Plan by Galileo International, L.L.C. effective as of July 30, 1997 and the merger into the Plan of the Apollo Plan effective as of the close of business on December 31, 1997."

      2. Section 1.1 of the Galileo Plan is hereby amended by adding the following new bullet point prior to the last bullet point thereof:

            "     Apollo Plan Contributions, if any, and earnings thereon;"

      3.    Effective as of January 1, 1997, subparagraphs (A)(1) and (2) of
Section 1.4 of the Galileo Plan are hereby amended in their entirety as follows:

                        "(1)  The Actual Contribution Percentage for the
                  group of eligible Highly Compensated Employees for a Plan Year is not more than the Actual Contribution Percentage for the group of eligible Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or

                        (2)   The excess of the Actual Contribution
                  Percentage for the group of eligible Highly Compensated Employees for a Plan Year over the Actual Contribution Percentage for the group of eligible Nonhighly Compensated Employees for the prior Plan Year is not more than two percentage points, and the Actual Contribution Percentage for the group of eligible Highly Compensated Employees for a Plan Year is not more than the Actual Contribution Percentage for the group of eligible Nonhighly Compensated Employees for the prior Plan Year multiplied by two."

      4. Effective as of January 1, 1997, Section 1.4(B) of the Galileo Plan is hereby amended by adding the following new subparagraphs (4) and (5) to the end thereof:

                        "(4)  The Actual Contribution Percentage for
                  Nonhighly Compensated Employees shall be determined on the basis of the preceding Plan Year, unless the Employer elects to make such determinations on the basis of the current Plan Year. Any such election shall be irrevocable with respect to all Plan Years, except as otherwise permitted by the Secretary of the Treasury.
                  Notwithstanding the foregoing, the Plan Administrator may determine the Actual Contribution Percentage for Nonhighly Compensated Employees for the Plan Year beginning January 1, 1997 on the basis of the current Plan Year in accordance with Internal Revenue Service Notice 97-2 (I.R.B. 1997-2).

                        (5) To the extent necessary to satisfy the Actual Contribution Percentage Test for a Plan Year, the Plan Administrator is authorized to take into account all or part of the Elective Deferral Contributions and Qualified Nonelective Contributions made with respect to any or all employees for the Plan Year in accordance with Treas. Reg.
                  Section 1.401(m)-1(b)(5)."

      5. Effective as of January 1, 1997, subparagraph B(3) of Section 1.5 of the Galileo Plan is hereby deleted in its entirety, and subparagraph B(4) shall be redesignated B(3).

      6.    Effective as of January 1, 1997, subparagraphs (A)(1) and (2) of
Section 1.7 of the Galileo Plan are hereby amended in their entirety as follows:

                        "(1)  The Actual Deferral Percentage for the group of
                  eligible Highly Compensated Employees for a Plan Year is not more than the Actual Deferral Percentage for the group of eligible Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or

                        (2) The excess of the Actual Deferral Percentage for the group of eligible Highly Compensated Employees for a Plan Year over the Actual Deferral Percentage for the group of eligible Nonhighly Compensated Employees for the prior Plan Year is not more than two percentage points, and the Actual Deferral Percentage for the group of eligible Highly Compensated Employees for a Plan Year is not more than the Actual Deferral Percentage for the group of eligible Nonhighly Compensated Employees for the prior Plan Year multiplied by two."

      7. Effective as of January 1, 1997, Section 1.7(B) of the Galileo Plan is hereby amended by adding the following new subparagraph (4) to the end thereof:

            "(4) The Actual Deferral Percentage for Nonhighly Compensated Employees shall be determined on the basis of the preceding Plan Year, unless the Employer elects to make such determinations on the basis of the current Plan Year. Any such election shall be irrevocable with respect to all Plan Years, except as otherwise permitted by the Secretary of the Treasury. Notwithstanding the foregoing, the Plan Administrator may determine the Actual Deferral Percentage for Nonhighly Compensated Employees for the Plan Year beginning January 1, 1997 on the basis of the current Plan Year in accordance with Internal Revenue Service Notice 97-2 (I.R.B. 1997-2)."

      8. Effective as of January 1, 1997, subparagraph B(3) of Section 1.8 of the Galileo Plan is hereby deleted in its entirety, and subparagraph B(4) shall be redesignated B(3).

      9. A new Section 1.10A is hereby added to the Galileo Plan, as follows:

            "APOLLO PLAN. The Apollo Travel Services Savings and Investment Plan, which was merged into the Plan effective as of the close of business on December 31, 1997."

     10. A new Section 1.10B is hereby added to the Galileo Plan, as follows:

            "APOLLO PLAN CONTRIBUTIONS. The term Apollo Plan Contributions means a Participant's vested account balance under the Apollo Plan that was transferred to this Plan effective as of the close of business on December 31, 1997."

      11. Effective as of July 30, 1997, references to "Board of Supervisors" throughout the Galileo Plan shall be changed to "Board" and
Section 1.12 of the Plan shall be amended in its entirety, as follows:

            "BOARD.  The term Board means the Employer's board of directors."

      12. Effective January 1, 1997, the last paragraph of Section 1.14 of the Galileo Plan is hereby deleted in its entirety.

      13. Section 1.22 of the Galileo Plan is hereby amended by adding the following language to the end thereof:

            "Furthermore, a person who is not designated as an "employee" in the Employer's employment records during a particular period of time, including a person designated as an "independent contractor," is not considered to be an Employee during that period of time. Such a person shall not be considered to be an "Employee," even if a determination is made by the Internal Revenue Service, the Department of Labor, or any other government agency, court, or other tribunal that such person is an employee for any purpose, unless and until the employer in fact designates such person as an Employee for purposes of this Plan. If such a designation is made, the designation shall be applied prospectively only unless the Employer specifically provides otherwise."

      14. Effective as of July 30, 1997, the first sentence of Section 1.23 of the Galileo Plan is hereby amended in its entirety, as follows:

            "The term Employer means Galileo International, L.L.C. and any successor organization to such Employer which elects to continue the Plan."

      15. Effective as of January 1, 1997, the second paragraph of Section 1.26(B) of the Galileo Plan is hereby amended in its entirety, as follows:

            "To calculate the highest permitted Actual Contribution Ratio under the Plan, the Employee Contributions and Matching Contributions of the Highly Compensated Employee with the highest dollar amount of Employee Contributions and Matching Contributions is reduced by the amount required to cause the Employee's Employee Contributions and Matching Contributions to equal the dollar amount of the Employee Contributions and Matching Contributions of the Highly Compensated Employee with the next highest dollar amount of Employee Contributions and Matching Contributions. If a lesser reduction would enable the Plan to satisfy the Actual Contribution Percentage Test, only this lesser reduction shall be made. This process shall be repeated until the Plan satisfies the Actual Contribution Percentage Test. The highest Actual Contribution Ratio remaining under the Plan after leveling is the highest permitted Actual Contribution Ratio."

      16. Effective as of January 1, 1997, the second paragraph of Section 1.27(B) of the Galileo Plan is hereby amended in its entirety, as follows:

            "To calculate the highest permitted Actual Deferral Ratio under the Plan, the Salary Deferral Contributions of the Highly Compensated Employee with the highest dollar amount of Elective Deferral Contributions is reduced by the amount required to cause the Employee's Elective Deferral Contributions to equal the dollar amount of the Elective Deferral Contributions of the Highly Compensated Employee with the next highest dollar amount of Elective Deferral Contributions. If a lesser reduction would enable the Plan to satisfy the Actual Deferral Percentage Test, only this lesser reduction shall be made. This process shall be repeated until the Plan satisfies the Actual Deferral Percentage Test. The highest Actual Deferral Ratio remaining under the Plan after leveling is the highest permitted Actual Deferral Ratio."

      17. Effective January 1, 1997, Section 1.29 of the Galileo Plan is hereby deleted in its entirety and Sections 1.30 through 1.55 of the Plan are hereby redesignated Sections 1.29 through 1.54, respectively.

      18. Effective as of January 1, 1997, the redesignated Section 1.30 of the Galileo Plan is hereby amended in its entirety as follows:

            "HIGHLY COMPENSATED EMPLOYEE. The term Highly Compensated Employee means any Highly Compensated Active Employee or Highly Compensated Former Employee as further defined herein.

            A "Highly Compensated Active Employee" is an Employee who performs service during the Determination Year for the Employer, and who:

            (A) is a five percent (5%) owner (as defined in Code Section 416(i)(1)(A)(iii)) at any time during the Determination Year or the Look-Back Year; or

            (B) receives compensation in excess of $80,000 (indexed in accordance with Code Section 415(d)) during the Look-Back Year, and; if the Employer so elects, was a member of the top-paid group during the Look-Back Year.

            For purposes of this definition: (a) the "Determination Year" is the Plan Year for which the identification of Highly Compensated Employees is being made; (b) the "Look-Back Year" is the twelve
            (12) month period immediately preceding the Determination Year;
            (c) the "top-paid group" means the top twenty percent (20%) of Employees ranked on the basis of Compensation received during the year; (d) "Compensation" is compensation within the meaning of Code Section 415(c)(3), including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity; and (e) Employers required to be aggregated under Code Sections 414(b), (c), (m) or (o) are treated as a single Employer.

            A "Highly Compensated Former Employee" is any former Employee who separated from Service with the Employer in a Plan Year preceding the current Plan Year and was a Highly Compensated Active Employee in either:

            (A) the Plan Year in which his or her separation from Service occurred; or

            (B) any Plan Year ending on or after such former Employee's 55th birthday."

      19. Section 2.1 of the Galileo Plan is hereby revised by adding the following sentence to the end thereof:

            "The term Service shall include service credited to an Employee under the Apollo Plan as of December 31, 1997."

      20. Section 4.1 of the Galileo Plan is hereby amended by adding the following new paragraph following the first paragraph thereof:

            "The Employer may allow an Active Participant to authorize a special reduction in that portion of his or her Compensation that is attributable to any Employer paid cash bonuses made for such Eligible Employee for the Plan Year in an amount up to 100 percent of such bonuses. The Employer may designate the bonuses for which the special reduction authorization is available; provided, however, that such designation shall be made on a uniform and nondiscriminatory basis."

      21. Effective as of March 31, 1998, the first sentence of subparagraph (D) of Section 4.1 of the Galileo Plan is hereby amended in its entirety, as follows:

            "A Salary Deferral Agreement may be changed by a Participant during the Plan Year, at any time, by filing written notice thereof with the Administrator."

      22. The third paragraph of Section 4.2 of the Galileo Plan is hereby amended in its entirety, as follows:

            "Such Nonelective Contribution shall be allocated as of the last day of the Plan Year for which such contribution is made to each Participant who:

                  was employed on or before July 1st of the Plan Year for which the contribution is being made;

                  is an Active Participant as of the last day of the Plan
                  Year;

                  is not eligible for benefits under the Management Incentive Plan."

      23. Effective as of January 1, 1997, subparagraph (D) of Section 4.11 of the Galileo Plan is hereby deleted, and subparagraphs (E) through (I) shall be redesignated subparagraphs (D) through (H), respectively.

      24. Effective as of January 1, 1997, subparagraph (E) of Section 4.12 of the Galileo Plan is hereby deleted, and subparagraphs (F) through (J) shall be redesignated subparagraphs (E) through (I), respectively.

      25. Section 5.1(B) of the Galileo Plan is hereby amended by adding the following new sentence after the first sentence thereof:

            "Notwithstanding the foregoing, for Plan Years beginning on or after January 1, 1998, Compensation for purposes of this Article V shall mean Compensation within the meaning of Section 1.14."

      26. Section 5.4 of the Galileo Plan is hereby amended to add the phrase "For Plan Years beginning before January 1, 2000," to the beginning thereof.

      27. The first sentence of Section 6.2 of the Galileo Plan is hereby amended in its entirety, as follows:

            "If the value of a Participant's Vested Interest exceeds (or at the time of any prior distribution exceeded) $5,000 and is immediately distributable (as defined in Section 8.5), the Participant and his Spouse, if required, must consent in writing to the distribution before it is made."

      28. The first sentence of the fifth paragraph of Section 6.2 of the Galileo Plan is hereby amended in its entirety, as follows:

            "If the value of a Participant's Vested Interest if $5,000 or less at the time it becomes payable, the distribution shall be made in the form of a single sum cash payment and at the Plan Administrator's discretion, may be made upon such Participant's Termination of Employment."

      29. Effective as of January 1, 1997, Section 6.4 of the Galileo Plan is hereby amended by deleting the last sentence of the second paragraph and the entire third and fourth paragraphs thereof, and adding in their place the following:

            "The first required beginning date of a Participant is the first day of April of the calendar year following the later of (i) the calendar year in which the Participant attains age 70-1/2, or
            (ii) the calendar year in which the Participant retires. Notwithstanding the foregoing, for a Participant who is a five percent (5%) owner of the Employer (as determined under Code
            Section 416(i)) at any time during the Plan Year, payment of the Participant's benefit must begin not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2."

      30. Section 6.6 of the Galileo Plan is hereby amended by substituting "$5,000" for "$3,500" throughout such Section.

      31. Subparagraph (A)(2) of Section 6.6 of the Galileo Plan is hereby amended in its entirety as follows:

            "If the present value of the Participant's Vested Interest is $5,000 or less at the time it becomes payable, the distribution shall always be made in the form of a single sum cash payment and at the Plan Administrator's discretion, may be paid within a reasonable period of time after the Administrator is notified of the Participant's death."

      32. Subparagraph (B)(1)(b) of Section 6.6 of the Galileo Plan is hereby amended in its entirety as follows:

            "If the present value of the Participant's Vested Interest payable to the Surviving Spouse is $5,000 or less at the time it becomes payable, the distribution shall always be made in the form of a single sum cash payment and at the Plan Administrator's discretion, may be paid within a reasonable period of time after the Administrator is notified of the Participant's death."

      33. Subparagraph (B)(2)(b) of Section 6.6 of the Galileo Plan is hereby amended in its entirety as follows:

            "If the present value of the Participant's Vested Interest is $5,000 or less at the time it becomes payable, the distribution shall always be made in the form of a single sum cash payment and at the Plan Administrator's discretion, may be paid within a reasonable period of time after the Administrator is notified of the Participant's death."

      34. Section 10.1 of the Galileo Plan is hereby amended by adding a new bullet point prior to the last bullet point thereof, as follows:

            "     Apollo Plan Contributions, including earnings."

      35. Subparagraph (C) of Section 10.2 of the Galileo Plan is hereby amended by adding the following new sentence to the end thereof:

            "Effective as of January 1, 1998, the amount that may be withdrawn from a Participant's Apollo Plan Account is equal to the Employee's total Apollo Plan Contributions as of the date of withdrawal, less any income allocable to elective deferral contributions made under the Apollo Plan."

      36. Sections 10.4 through 10.7 of the Galileo Plan are hereby redesignated Sections 10.5 through 10.8, respectively, and a new Section 10.4 is hereby added to the Galileo Plan, as follows:

            "10.4 WITHDRAWAL OF ROLLOVER CONTRIBUTIONS.
                  A Participant may elect to withdraw from his Account, at any time, an amount equal to any whole percentage (not exceeding 100%) of his Vested Interest in his Account attributable to the value of his Rollover Contributions, including earnings thereon."

37. Section 13.7 of the Galileo Plan is hereby amended by adding the following new bullet point to the end thereof:

                        "     Apollo Plan Contributions."

      38. The first sentence of the last paragraph of Section 14.4 of the Galileo Plan is hereby amended by substituting "$5,000" for "$3,500."


      IN WITNESS WHEREOF, Galileo has caused this Second Amendment to be executed by its duly authorized officer this 11th day of November, 1998.


                                    GALILEO INTERNATIONAL, L.L.C.


                                    By: /s/ Lyn Bulman
                               Title:   Senior Vice President - Human
                                        Resources & Corporate Relations


WITNESSETH:

By: /s/ Greg Forgue

Title: Senior Manager, Compensation Benefits







                                                                 Exhibit 4.3d


                               THIRD AMENDMENT
                                    TO THE
                        GALILEO INTERNATIONAL SAVINGS
                             AND INVESTMENT PLAN


      WHEREAS, Galileo International, L.L.C. (the "Company") sponsors and maintains the Galileo International Savings and Investment Plan (the "Plan"); and

      WHEREAS, pursuant to Section 14.1 of the Plan, the Company has reserved the right to amend such plan; and

      WHEREAS, the Company desires to amend the Plan to add a Company stock fund as an investment option under the Plan effective February 1, 1999;

      NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended effective as of February 1, 1999, as follows:

      1. A new Section 1.30A is hereby added to the Plan to read as follows:

            "GALILEO STOCK. The term 'Galileo Stock' means stock or securities of GII permitted to be held by the Plan under applicable Sections of the Code and ERISA."

      2. A new Section 1.30B is hereby added to the Plan to read as follows:

            "GALILEO STOCK FUND. The term 'Galileo Stock Fund' means the fund offered as an investment option under the Plan, which is invested in Galileo Stock."

      3. A new Section 1.30C is hereby added to the Plan to read as follows:

            "GII. The term 'GII' means Galileo International, Inc., a Delaware corporation."

      4. A new Section 1.51A is hereby added to the Plan to read as follows:

            "SECTION 16 PERSON. The term Section 16 Person means (i) any member of the Board of Directors of GII; (ii) the president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president in charge of a principal business unit, division or function, of GII, any other officer of GII who performs a policy-making function, or any other person who performs similar policy-making functions for GII; or (iii) any person who is the beneficial owner of more than 10% of GII's equity securities that are registered pursuant to Section 12 of the Securities Exchange Act of 1934. The Chief Financial Officer of GII shall designate those individuals who are Section 16 Persons and deliver a list of the Section 16 Persons eligible to participate in the Plan to the Plan Administrator from time to time or at the request of the Plan Administrator. Such list of Section 16 Persons will be conclusive on the Plan Administrator and the sole source of determining who is a Section 16 Person, and the Plan Administrator shall not be required to further investigate whether a Participant is a Section 16 Person."

      5. Section 6.1 of the Plan is hereby amended by adding the following sentences to the end thereof:

            "Each Participant or Beneficiary shall receive any single sum distribution in the form of cash."

      6. A new subparagraph (D) is hereby added to Section 10.2 of the Plan to read as follows:

                        "(D)  A distribution pursuant to this Article X that
                  requires a liquidation of the Participant's interest in the Galileo Stock Fund, may only be made to a Participant who is a Section 16 Person if such distribution is elected by such Participant at least six months following the Participant's most recent election, with respect to any employee benefit plan of the Employer, to effect a Discretionary Transaction (as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934) that is an acquisition of Galileo Stock."

      7. Section 10A.1 is hereby amended by adding the following new sentence to the end of the first paragraph thereof:

            "No loan shall be available to a Participant from that portion of his Account which is invested in the Galileo Stock Fund, provided, however, that the Participant's interest in the Galileo Stock Fund shall be taken into account for purposes of determining 50% of the Participant's Vested Interest in his Account in accordance with the preceding sentence."

      8. The penultimate sentence of Section 13.10 of the Plan is hereby deleted and replaced with the following new language:

            "One of the investment funds shall be the Galileo Stock Fund, consisting of Galileo Stock and cash or cash equivalents needed to meet the obligations of such fund or for the purchase of Galileo Stock. The Participant and/or Beneficiary may change his or her investment election on any normal business day of the Insurance Company, except as provided in Section 13.11 below."

      9. Section 13.11 is amended by adding the following language after the first paragraph thereof:

            "In the case of a Participant who is a Section 16 Person:

            (A) A transfer of funds from the Galileo Stock Fund to another investment fund under the Plan may only be effected by such Participant pursuant to an election made at least six months following the date of the most recent election by such Participant, with respect to any employee benefit plan of GII to effect a Discretionary Transaction (as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934) that is an acquisition of Galileo Stock.

            (B) A transfer of funds into the Galileo Stock Fund from another investment fund may only be effected by such Participant pursuant to an election made at least six months following the date of the most recent election by such Participant, with respect to an employee benefit plan of GII, to effect a Discretionary Transaction that is a disposition of Galileo Stock."

      10. New Sections 13.12, 13.13, and 13.14 are hereby added to the Plan to read as follows:

      "13.12 INVESTMENT IN GALILEO STOCK. A principal purpose of the Plan is to provide Participants with ownership interests in GII, and to the extent practicable, all available assets of the Galileo Stock Fund shall be used to purchase Galileo Stock, which shall be held by the Trustee until distribution or sale for distribution of cash to Participants or Beneficiaries or until disposition is required to implement changes in investment designations. In addition, all or any portion of any other investment funds may consist of Galileo Stock. Notwithstanding anything else in this Plan to the contrary, if the Employer makes all or any part of its contribution in the form of Galileo Stock, such stock shall be held in a Galileo Stock Fund, which shall be held, invested and reinvested in Galileo Stock. Such percentage of the Trust, up to 100%, shall be invested in Galileo Stock as results from the operation of this Section.

      13.13 VOTING OF EMPLOYER SECURITIES.  The Plan Administrator shall have the power to direct the Trustee in the voting of all Galileo Stock held by the Trustee. All voting of Galileo Stock shall be in compliance with all applicable rules and regulations of the Securities and Exchange Commission and all applicable rules of or any agreement with any stock exchange on which the Galileo Stock being voted is traded. The Trustee shall vote all Galileo Stock as directed by the Plan Administrator and in the absence of such directions shall vote or not vote Galileo Stock in such manner as the Trustee shall, in its sole discretion, determine. Notwithstanding the foregoing, the Plan Administrator may, in its sole discretion and at any time or from time to time, permit Participants and Beneficiaries to direct the manner in which all or the vested portion of any Galileo Stock allocated to their Accounts shall be voted on such matters as the Plan Administrator permits.

      13.14 TENDER OFFERS.    The Plan Administrator shall have the sole
                  right to direct the Trustee as to the manner in which to respond to a tender or exchange offer for Galileo Stock allocated to such person's Account. Any tender, sale, conveyance or transfer of Galileo Stock, held in a Participant's Account in response to a tender or exchange offer shall be in compliance with all applicable rules and regulations of the Securities and Exchange Commission and all applicable rules of or any agreement with any stock exchange on which the Galileo Stock being tendered, sold, conveyed, or transferred is traded. The Trustee shall respond to the tender or exchange offer in accordance with, and only in accordance with, directions of the Plan Administrator. If the Trustee does not receive timely directions from the Plan Administrator under this Section, the Trustee shall not tender, sell, convey or transfer any Galileo Stock held in such person's Account in response to any tender or exchange offer. Notwithstanding the foregoing, the Plan Administrator may, in its sole discretion and at any time or from time to time, permit Participants and Beneficiaries to direct the Trustee as to the manner in which to respond to a tender or exchange offer for Galileo Stock allocated to such person's Account."

      IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed by its duly authorized officers this 26th day of January, 1999.

                              GALILEO INTERNATIONAL, L.L.C.


                             By: \s\ Lyn Bulman

                             Title: Senior Vice President - Human Resources & Corporate Relations

WITNESSETH:

By:  \s\ Greg Forgue

Title:  Senior Manager - Compensation Benefits






                                                                 Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Galileo International, Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Galileo International, Inc. of our report dated February 2, 1998, relating to the consolidated balance sheets of Galileo International, Inc.
and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997, annual report on Form 10-K of Galileo International, Inc.


                                                      KPMG LLP

Chicago, Illinois
January 29, 1999


                                                                  Exhibit 24.1

                               POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints James E. Barlett, Paul H. Bristow and
Babetta R. Gray, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement or Registration Statements on Form S-8 pursuant to the Securities Act of 1933, as amended, concerning certain shares of the Common Stock, par value $.01 per share, of Galileo International, Inc., a Delaware corporation (the "Company") and related interests to be offered in connection with the Galileo International Savings and Investment Plan, as amended, and any and all amendments(including post-effective amendments) to such Registration Statement(s) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.

            IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date indicated.

Signature                        Title                      Date

/s/                     Chairman, President and
   James E. Barlett     Chief Executive Officer
                       (principal executive officer)

/s/ Paul H. Bristow    Director, Senior Vice
    Paul H. Bristow    President, Chief Financial           January 22, 1999
                       Officer and Treasurer (principal
                       financial and accounting officer)

/s/ Babetta R. Gray    Director, Senior Vice President,
    Babetta R. Gray    Customer Service Delivery,           January 27, 1999
                       General Counsel and Secretary

/s/  Frederic F. Brace            Director                  January 22, 1999
     Frederic F. Brace


/s/  David A. Coltman             Director                  January 28, 1999
     David A. Coltman


/s/  Wim Dik                      Director                  January 28, 1999
     Wim Dik


/s/  James E. Goodwin             Director                  January 27, 1999
     James E. Goodwin


/s/                                Director
     Mina Gouran


/s/  Thomas A. Mutryn              Director                 January 22, 1999
     Thomas A. Mutryn


/s/                                Director
     Frank H. Rovekamp


/s/  Georges P. Schorderet         Director                 January 25, 1999
     Georges P. Schorderet


/s/  Derek M. Stevens              Director                 January 28, 1999
     Derek M. Stevens


/s/                                Director
     Kenneth Whipple